EXHIBIT 21
Subsidiaries

Name	State or Country of Organization
Mylan Pharmaceuticals Inc.	West Virginia
Mylan Technologies, Inc.	West Virginia
Mylan Institutional Inc.	Illinois
Mylan LLC	Delaware
Mylan Caribe, Inc.	Vermont
Mylan International Holdings, Inc.	Vermont
MLRE LLC	Pennsylvania
Synerx Pharma, LLC	Pennsylvania
MP Air, Inc.	West Virginia
American Triumvirate Insurance Company	Vermont
Somerset Pharmaceuticals, Inc.	Delaware
Mylan Bertek Pharmaceuticals Inc.	Texas
Agila Especialidades Farmaceutica Ltda	Brazil
Agila Farmaceutica Participacoes Ltda	Brazil
Agila Marketing e Distribuicao de Produtos Hospitalares Ltda	Brazil
MP Laboratories (Mauritius) Ltd.	Mauritius
Mylan Singapore Pte. Ltd.	Singapore
Mylan Pharmaceuticals ULC	Canada
QD Pharmaceuticals ULC	Canada
Agila Jamp Canada Inc.	Canada
Agila Specialties Pharma Corporation	Canada
Agila Specialties Americas Ltd.	Cyprus
Agila Specialties (Holdings) Cyprus Ltd.	Cyprus
Onco Laboratories Ltd.	Cyprus
Mylan Australia Pty Ltd.	Australia
Mylan Australia Holding Pty Ltd.	Australia
Agila Australasia Pty Ltd.	Australia
Catalist Pty Ltd.	Australia
Mylan Delaware Inc.	Delaware
Mylan LHC Inc.	Delaware
Mylan Bermuda Ltd.	Bermuda
Mylan Luxembourg L3 S.C.S.	Luxembourg
Mylan Luxembourg L4 S.C.S.	Luxembourg
Mylan Luxembourg 1 S.a r.l.	Luxembourg
Mylan Luxembourg 2 S.a r.l.	Luxembourg
Mylan Luxembourg 3 S.a r.l.	Luxembourg
Mylan Luxembourg 6 S.a r.l.	Luxembourg
Mylan Luxembourg 7 S.a r.l.	Luxembourg
Mylan Luxembourg 8 S.a r.l.	Luxembourg
Mylan Luxembourg 9 S.a r.l.	Luxembourg
Mylan (Gibraltar) 1 Ltd.	Gibraltar
Mylan (Gibraltar) 2 Ltd.	Gibraltar

Name	State or Country of Organization
Mylan (Gibraltar) 3 Ltd.	Gibraltar
Mylan (Gibraltar) 4 Ltd.	Gibraltar
Mylan (Gibraltar) 5 Ltd.	Gibraltar
Mylan (Gibraltar) 6 Ltd.	Gibraltar
Mylan (Gibraltar) 7 Ltd.	Gibraltar
Mylan (Gibraltar) 8 Ltd.	Gibraltar
Mylan (Gibraltar) 9 Ltd.	Gibraltar
Mylan dura GmbH	Germany
Mylan S.A.S.	France
Mylan Generics France Holding S.A.S.	France
Mylan EMEA S.A.S.	France
Mylan FCT	France
Mylan, Lda	Portugal
Laboratorios Anova - Produtos Famaceuticos, LDA	Portugal
Societe de Participation Pharmaceutique S.A.S.	France
Generics [U.K.] Ltd.	United Kingdom
Mylan Pharma UK Ltd.	United Kingdom
Agila Specialties Investment Ltd.	United Kingdom
Agila Specialties UK Ltd.	United Kingdom
McDermott Laboratories Ltd.	Ireland
Mylan Investments Ltd.	Ireland
Mylan Pharma Holdings Ltd.	Ireland
Mylan Pharma Group Ltd.	Ireland
Mylan Pharma (Canada) Ltd.	Canada
Mylan Institutional LLC	Delaware
Mylan Pharma Acquisition Ltd.	Ireland
Mylan Teoranta	Ireland
Mylan Ireland Ltd.	Ireland
Mylan Ireland Holdings Ltd.	Ireland
Mylan B.V.	Netherlands
Arcana Arzneimittel GmbH	Austria
Mylan S.p.A.	Italy
Qualimed S.A.S.	France
Mylan Pharmaceuticals S.A.	Morocco
Generics Pharma Hellas E.P.E.	Greece
Mylan GmbH	Switzerland
Mylan Holdings GmbH	Switzerland
Mylan BVBA	Belgium
Mylan Group B.V.	Netherlands
Xixia Pharmaceuticals (Pty) Ltd.	South Africa
SCP Pharmaceuticals (Pty) Ltd.	South Africa
Mylan (Proprietary) Ltd.	South Africa
Mylan Pharmaceuticals S.L.	Spain
Prasfarma Oncologicos S.L.	Spain
Scandinavian Pharmaceuticals-Generics AB	Sweden

Name	State or Country of Organization
Scandpharm Marketing AB	Sweden
Mylan OY	Finland
Mylan AB	Sweden
Mylan ApS	Denmark
Mylan AS	Norway
Farma Plus AS	Norway
Genpharm General Partner, Inc.	New York
Genpharm Limited Partner, Inc.	New York
Mylan Pharmaceuticals Private Ltd.	India
Mylan Laboratories India Private Ltd.	India
Agila Specialties Private Ltd.	India
Onco Therapies Ltd.	India
Mylan Seiyaku Ltd.	Japan
Alphapharm Pty Ltd.	Australia
Mylan New Zealand Ltd.	New Zealand
Pacific Pharmaceuticals Ltd.	New Zealand
Agila (NZ) Pty Ltd.	New Zealand
EMD, Inc.	Delaware
Dey, Inc.	Delaware
Dey Limited Partner LLC	Delaware
Mylan Specialty L.P.	Delaware
Mylan Special Investments LLC	Delaware
Mylan Special Investments II, LLC	Delaware
Mylan Special Investments III, LLC	Delaware
Mylan Special Investments IV, LLC	Delaware
Mylan Special Investments V, LLC	Delaware
RCF 4, LLC	Delaware
Mylan Securitization LLC	Delaware
Mylan Investment Holdings 4 LLC	Delaware
Mylan Investment Holdings 5 LLC	Delaware
Mylan Investment Holdings 6 LLC	Delaware
Mylan Sp. Z.o.o.	Poland
Agila Specialties Polska sp. Zo.o	Poland
Mylan s.r.o.	Slovakia
Mylan d.o.o.	Slovenia
Mylan Pharmaceuticals s.r.o.	Czech Republic
Mylan Kft.	Hungary
Mylan Hungary Kft.	Hungary
Mylan Pharmaceuticals LLC	Ukraine
Mylan Laboratories Ltd.	India
Matrix Laboratories BVBA	Belgium
Matrix Laboratories Singapore (Pte.) Ltd.	Singapore
Agila Specialties Global Pte. Ltd.	Singapore
Mylan Laboratories, Inc.	Delaware
Matrix Pharma Group (Xiamen) Ltd.	People’s Republic of China

Name	State or Country of Organization
Jiangsu Matrix Pharmaceutical Chemical Ltd.	People’s Republic of China
Matrix Laboratories (Xiamen) Ltd.	People’s Republic of China
Mylan (Taiwan) Ltd.	Taiwan Province of China
Astrix Laboratories Ltd.	India
Docpharma BVBA	Belgium
Aktuapharma NV	Belgium
Apothecon B.V.	Netherlands
DAA Pharma S.A.	Switzerland
Hospithera NV	Belgium
Agila Specialties Inc.	New Jersey
Sagent Agila LLC	Wyoming